UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

TURNING POINT THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38871	46-3826166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 200, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 926-5251

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TPTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On May 20, 2021, Turning Point Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “New Lease”) with HCP Callan Road, LLC (“Landlord”) for the lease of approximately 185,000 square feet of office and laboratory space located at 3020/3030 Callan Road, San Diego, California 92121 (the “Premises”) for the Company’s future principal executive offices, and laboratory space for research and development and related uses.  The Premises shall be delivered in two phases to the Company, with the initial Premises containing approximately 105,000 square feet and the subsequent premises containing approximately 80,000 square feet. The commencement date of the New Lease is expected to occur on or around September 1, 2022 (“the Commencement Date”) and the New Lease will have a lease term of approximately 11 years and 9 months, unless terminated earlier (the “Lease Term”).  The Lease Term has an initial abatement period with respect to each phase and the initial base rent payable upon the Company’s occupancy of both phases will be approximately $1.0 million per month for the Premises following the end of the abatement period for each phase, which amount will increase by 3% per year over the Lease Term.  The Company is also responsible for the payment of additional rent to cover the Company’s share of the annual operating and tax expenses for the building. The Landlord is constructing the core and shell of the Premises and will also provide the Company with a tenant improvement allowance of $220.00 per rentable square foot.

A copy of the New Lease is filed as Exhibit 10.1 to this report and the foregoing description is only a summary of the material terms of the New Lease, and does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease dated May 20, 2021, by and between Turning Point Therapeutics, Inc., and HCP Callan Road, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT THERAPEUTICS, INC.

Date: May 26, 2021	By:	/s/ Annette North
Annette North
Executive Vice President and General Counsel